Exhibit 99.1
Molecular Insight Pharmaceuticals, Inc. Appoints
Charles H. Abdalian, Jr., Vice President of Finance, CFO
Cambridge, MA, Aug 5, 2009 (MARKETWIRE via COMTEX) — Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) today announced the appointment of Charles H. (Chuck) Abdalian, Jr., as Vice President of Finance and Chief Financial Officer, effective August 10, 2009. Mr. Abdalian is a life sciences executive with over 15 years of leadership experience in the industry. He replaces Donald E. Wallroth, who will be resuming his full-time responsibilities as a Financial Leadership Partner at Tatum, LLC.
Daniel L. Peters, Molecular Insight Pharmaceuticals President and Chief Executive Officer, commented: “Chuck joins us at an exciting time for our Company. The breadth of his experience in raising capital, forging partnerships and in building value at early- to mid-stage biopharmaceutical companies will be vital as we advance products toward commercialization. Chuck is an experienced, decisive leader and is a welcome addition to our management team.”
Mr. Abdalian joins Molecular Insight from Coley Pharmaceutical Group, where he served as Senior Vice President and Chief Financial Officer. Previously, he held positions of CEO at Pelias Technologies, Inc. and CFO of Emisphere Technologies, Inc., Del Laboratories, Inc. and the medical products business of W.R. Grace Healthcare. Earlier in his career, he was an audit Partner at Coopers & Lybrand, now part of PricewaterhouseCoopers. Mr. Abdalian holds a B.S. from Norwich University and an MBA from the Wharton School of The University of Pennsylvania.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a Cambridge, Massachusetts-based biopharmaceutical company focused on the discovery and development of targeted molecular imaging and therapeutic radiopharmaceuticals in the emerging field of molecular medicine. These novel radiopharmaceuticals will provide important improvements in disease detection and staging and enable the delivery of radiation therapy to widespread metastatic cancers. The Company has focused the initial applications of its proprietary technologies in the areas of oncology and cardiology. Molecular Insight’s lead diagnostic radiopharmaceutical product candidate, Zemiva™, is being developed for the diagnosis of myocardial ischemia, or insufficient blood flow to the heart, in the acute setting. The Company’s diagnostic candidate, Trofex™, is in development initially for the detection of metastatic prostate cancer. Molecular Insight’s molecular radiotherapeutic product candidates, Azedra™, Onalta™, and Solazed™, are also being developed for the treatment of various types of cancer. In addition, the Company’s discovery efforts continue to identify early-stage candidates — products of its in-house research and development expertise and the application of its proprietary platform technologies. For more information, visit http://www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about the development of ZemivaTM, TrofexTM, AzedraTM, OnaltaTM, Solazed™, and the Company’s other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov.

Molecular Insight Pharmaceuticals, Inc. appoints Charles H. Abdalian, Jr., Vice President of Finance, CFO

Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
Contact:
Deborah S. Lorenz
Senior Director
Investor Relations and Corporate Communications
Molecular Insight Pharmaceuticals, Inc.
(617) 871-6667
dlorenz@molecularinsight.com